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                                                                   EXHIBIT 23.2

                           GIBSON, DUNN & CRUTCHER LLP

                                  [LETTERHEAD]

                                 April 29, 1998


Fleetwood Capital Trust
Fleetwood Enterprises, Inc.
3125 Myers Street
Riverside, California 92503

     Re:  CONSENT TO FILING OF LEGAL OPINIONS AS EXHIBITS TO REGISTRATION
          STATEMENT

Ladies and Gentlemen:

     We hereby consent to the filing of our legal opinions, each dated February 10, 1998, addressed to PaineWebber Incorporated in connection with the issuance of the Preferred Securities of Fleetwood Capital Trust and the issuance of the 6% Convertible Subordinated Debentures due 2028 of Fleetwood Enterprises, Inc., as exhibits to the Registration Statement on Form S-3. We hereby further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus that forms a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission.

                                        Very truly yours,

                                        /s/ Gibson, Dunn & Crutcher LLP
                                        GIBSON, DUNN & CRUTCHER LLP

RED/GCT